UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

API TECHNOLOGIES CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 001-35214

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4705 S. Apopka Vineland Rd. Suite 210 Orlando, FL	32819
(Address of principal executive offices)	(zip code)

(407) 876-0279

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 Costs Associated With Exit or Disposal Actions.

On May 31, 2012, API Technologies Corp. (the “Company”) approved a restructuring plan (the “Plan”) for its Electronics Manufacturing Services (EMS) lines within its Systems and Subsystems business segment in order to improve the profitability of the EMS businesses. The actions taken as part of the Plan are intended to realize synergies from the Company’s combined EMS operations, contain costs, reduce the Company’s exposure to low margin and unprofitable revenue streams within the EMS businesses, and streamline the Company’s operations. Elements of the Plan include management re-alignment, workforce reductions and write-downs and charges related to inventory, fixed assets, and long term leases. It is anticipated that the Plan will be substantially completed by the end of the third fiscal quarter of 2012.

In the fiscal quarter ending May 31, 2012, the Company completed headcount reductions related to its EMS business of approximately 40 positions, which is approximately 10% of its EMS workforce and 2% of the Company’s global workforce. The Company expects the Plan to result in pre-tax restructuring charges of between $8.5 million and $10.3 million, which the Company anticipates will be substantially recognized in the quarter ending May 31, 2012, with remaining amounts being recorded through fiscal 2012. This estimate includes between $150,000 and $200,000 in severance and related charges, between $5.5 million and $6.5 million in inventory write-downs, between $2.0 million and $2.6 million in lease restructuring costs, and between $850,000 and $1 million in impairment of fixed assets. The Company expects up to approximately $200,000 in cash expenditures under the Plan, which are primarily severance and severance related expenses, and does not anticipate any significant cash outlays related to the disposition of assets impaired under the Plan.

ITEM 2.06 Material Impairments.

The information set forth under Item 2.05 is incorporated herein by reference.

The Company tests its goodwill and other long-lived intangible assets for impairment annually, or under certain circumstances, more frequently, such as when events or circumstances indicate that there may be impairment. Indications of potential impairment of goodwill, in particular, in connection with the Plan, were present at the end of the second quarter of fiscal 2012. Consequently, in connection with the preparation and review of the Company’s financial statements for the second quarter of fiscal 2012, the Company will perform an interim evaluation of its goodwill and intangible assets for possible impairment. The Company is in the process of performing this interim impairment analysis, although the Company is not certain whether it will complete the testing procedures in time to incorporate the related results into its Form 10-Q for the quarter ending May 31, 2012. The analysis may result in the Company incurring a charge to impair its goodwill and/or intangible assets.

Safe Harbor Statement

This report contains forward-looking statements, including those relating to the expected nature, scope, costs, timing and benefits of the Plan. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: uncertain global economic and industry conditions; the Company’s ability to implement the restructuring as planned and achieve the anticipated benefits, which may be affected by: customer requirements, changes in business conditions and/or operational needs, delays and increased costs; the ability to accurately forecast financial results; and other risks described in the Company’s filings with the Securities and Exchange Commission. All forward-looking statements are as of June 6, 2012 and, except as required by law, the Company undertakes no obligation to revise or update any such statements.

Item 8.01. Other Events.

On June 6, 2012, the Company issued a press release announcing the Plan. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

99.1	Press Release dated June 6, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2012	API TECHNOLOGIES CORP.

	By:	/s/ Phil Rehkemper
Phil Rehkemper
Executive Vice President and
Chief Financial Officer

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